              As Filed With the Securities and Exchange Commission
                                 on May 26, 1999

                                                           Registration No. 333-

 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 ................................................................................

                         GAYLORD ENTERTAINMENT COMPANY*
             (Exact name of Registrant as Specified in its Charter)

                DELAWARE                                        73-0664379
     (State or Other Jurisdiction of                         (I.R.S. Employer
     Incorporation or Organization)                        Identification No.)

          GAYLORD ENTERTAINMENT
                COMPANY*                                          37214
            ONE GAYLORD DRIVE                                   (Zip Code)
          NASHVILLE, TENNESSEE
(Address of Principal Executive Offices)

           Gaylord Entertainment Company Employee Stock Purchase Plan
                            (Full title of the plan)

                                 JOSEPH B. CRACE
                                ONE GAYLORD DRIVE
                           NASHVILLE, TENNESSEE 37214
                     (Name and address of agent for service)

                                 (615) 316-6000
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             RICHARD H. BARRY, ESQ.
                             BASS, BERRY & SIMS PLC
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum      Proposed maximum
    Title of securities           Amount to           offering price      aggregate offering        Amount of
     to be registered           be registered          per share(1)            price(1)          registration fee
------------------------------------------------------------------------------------------------------------------
       Common Stock,
 par value $.01 per share      500,000 shares            $31.8125          $15,906,250                $4,422
==================================================================================================================

*Formerly known as New Gaylord Entertainment Company.

(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on The New York Stock Exchange on May 19, 1999.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                    STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

                  (a) The Annual Report on Form 10-K, for the fiscal year ended December 31, 1998 (filed March 30, 1999); and

                  (b)      All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referenced above, including the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

                  (c) The description of the Registrant's Common Stock contained in the effective Registration Statement on Form 10 filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by



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



or in the right of the corporation, the DGCL provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

         In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding (or claims or issues therein), the DGCL mandates that the corporation indemnify the director or officer against expenses actually and reasonably incurred in the proceeding. In other cases, the DGCL provides that indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper as such person has met the applicable standard of conduct described above. Such determination shall be made
(1) by the board of directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or
(2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses incurred by a director or officer in such a matter may be paid by the corporation in advance upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Pursuant to authority conferred by DGCL Section 102(b)(7), the Registrant's Restated Certificate of Incorporation, as amended, contains a provision providing that no director of the Registrant shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as then in effect or as amended. This provision is intended to eliminate the risk that a director might incur personal liability to the Registrant or its stockholders for breach of the duty of care.

         The Bylaws of the Registrant contain provisions requiring indemnification by the Registrant of, and advancement of expenses to, its directors and officers to the fullest extent permitted by law. Among other things, these provisions provide indemnification for the Registrant's directors and officers against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

         The Registrant believes that its Charter and Bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8.  EXHIBITS

See Exhibit Index (Page II-6)



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



ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 26th day of May, 1999.

                                       GAYLORD ENTERTAINMENT COMPANY

                                       By: /s/ Terry E. London
                                          --------------------------------------
                                          Terry E. London
                                          President, Chief Executive Officer and
                                          Director (Principal Executive Officer)

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Edward L. Gaylord and Terry E. London, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                       Title                                   Date
               ---------                                       -----                                   ----

/s/ Terry E. London                     President, Chief Executive Officer and                   May 26, 1999
-------------------------------------   Director (Principal Executive Officer)                -----------------
Terry E. London

/s/ Edward L. Gaylord                   Chairman Emeritus                                        May 26, 1999
-------------------------------------                                                         -----------------
Edward L. Gaylord

/s/ E. K. Gaylord II                    Chairman of the Board                                    May 26, 1999
-------------------------------------                                                         -----------------
E. K. Gaylord II

               Signature                                       Title                                   Date
               ---------                                       -----                                   ----

/s/ Joseph B. Crace                     Executive Vice President, Chief Operating                May 26, 1999
-------------------------------------   Officer and Chief Financial Officer (Principal        -----------------
Joseph B. Crace                         Accounting and Financial Officer)

/s/ Martin C. Dickinson                 Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Martin C. Dickinson

/s/ Christine Gaylord Everest           Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Christine Gaylord Everest

/s/ Craig L. Leipold                    Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Craig L. Leipold

/s/ Joe M. Rodgers                      Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Joe M. Rodgers

/s/ Mary Agnes Wilderotter              Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Mary Agnes Wilderotter

/s/ Howard L. Wood                      Director                                                 May 26, 1999
-------------------------------------                                                         -----------------
Howard L. Wood

                                  EXHIBIT INDEX

   Exhibit
     No.                               Exhibit Description
   -------          -----------------------------------------------------------

     4 Gaylord Entertainment Company Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Company's Definitive Proxy Statement for the 1999 Annual Meeting of Stockholders, filed on April 1, 1999)

     5              Opinion of Bass, Berry & Sims PLC

     23.1           Consent of Arthur Andersen LLP

     23.2           Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

     24             Power of Attorney (included at pages II-4 and II-5)







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